Exhibit 5.1

January 4, 2023

Pono Capital Corp.

643 Ilalo St. #102

Honolulu, HI 96813

RE:	Registration Statement on Form S-4 (File No. 333-268625)

Ladies and Gentlemen:

We have acted as special counsel to Pono Capital Corp., a Delaware corporation (“Pono”), in connection with the transactions contemplated by that Agreement and Plan of Merger (the “Merger Agreement”), dated September 7, 2022, by and among Pono, Pono Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pono (“Merger Sub”), AERWINS Technologies Inc., a Delaware corporation (“AERWINS”), Mehana Equity, LLC, in its capacity as Purchaser Representative, and Shuhei Komatsu, in his capacity as Seller Representative, whereby, among other things, Merger Sub will be merged with and into AERWINS, and Pono will be renamed AERWINS Technology, Inc. (collectively, the “Transactions”).

This opinion is being rendered at the request of Pono in connection with the registration by Pono under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by Pono with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to 60,000,000 shares of Pono’s common stock, par value $0.000001 per share (the “Common Stock”), issuable to securityholders of AERWINS as consideration for the Transactions under the Merger Agreement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. These documents included, without limitation, (i) the Registration Statement and all amendments thereto filed with the Commission prior to the date hereof; (ii) the form of Fourth Amended and Restated Certificate of Incorporation of Pono to be effective upon the consummation of the Transactions; (iii) the form of Amended and Restated Bylaws of Pono to be effective upon the consummation of the Transactions; and (iv) the Merger Agreement. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of Pono.

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | MARYLAND | MASSACHUSETTS | NEW YORK

NORTH CAROLINA | SOUTH CAROLINA | TENNESSEE | WEST VIRGINIA

January 4, 2023

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A.

Prior to the issuance of any Common Stock by Pono pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the business combination and the transactions contemplated by the Merger Agreement and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, and (iii) the stockholders of Pono will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement; and

B.

The current draft of the Fourth Amended and Restated Certificate of Incorporation of Pono, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the DGCL, that no other certificate or document, has been, or prior to the filing of the Fourth Amended and Restated Certificate of Incorporation will be, filed by or in respect of Pono with the DE Secretary of State and that Pono will pay all fees and other charges required to be paid in connection with the filing of the Fourth Amended and Restated Certificate of Incorporation.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

January 4, 2023

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP